Exhibit 4.9

Execution Version

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of January 13, 2020 (this “Supplemental Indenture”), by and between SANTANDER UK PLC, a public limited company incorporated in England and Wales (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association incorporated in the United States (the “Trustee”), as trustee, having its Corporate Trust Office at 150 East 42nd Street, 40th Floor, New York, NY 10017.

W I T N E S S E T H:

WHEREAS, the Issuer and Law Debenture Trust Company of New York (the “Former Trustee”) have executed and delivered an Indenture dated as of September 29, 2016 (as supplemented and amended by a first supplemental indenture entered into between the Issuer and the Trustee on November 3, 2017, the “Base Indenture”);

WHEREAS, Section 6.11(a) of the Base Indenture provides that any successor trustee appointed with respect to all Senior Debt Securities shall, in accordance with the Base Indenture execute, acknowledge and deliver to the Issuer and to the retiring trustee an instrument accepting such appointment under the Base Indenture, and thereupon the resignation of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the retiring trustee;

WHEREAS, in satisfaction of Section 6.11(a) of the Base Indenture, the Issuer, the Former Trustee and the Trustee entered into an Agreement of Resignation, Appointment and Acceptance, dated as of June 2, 2017, whereby the Former Trustee resigned as trustee, and the Trustee was appointed, and accepted its appointment, as trustee under the Indenture (as defined below);

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Issuer and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Senior Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 or 3.01 of the Base Indenture;

WHEREAS, the Issuer desires to issue $1,250,000,000 2.100% Notes due January 13, 2023 (such series of Senior Debt Securities, the “Notes”) pursuant to the Base Indenture (as supplemented and amended by this Supplemental Indenture and together with the Base Indenture, the “Indenture”);

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with the terms of the Base Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definition of Terms. For all purposes of this Supplemental Indenture:

(a)                      capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(b)                      all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                       the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d)                      the section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture; and

(e)                       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02.                          Supplemental Definitions. The following definitions shall apply to the Notes only:

(a)                      “Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(b)                      “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

(c)                       “Former Trustee” has the meaning set forth in the recitals to this Supplemental Indenture.

(d)                      “Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(e)                       “Interest Payment Date” has the meaning set forth in clause (d) of Section 2.01 of this Supplemental Indenture.

(f)                        “Issue Date” has the meaning set forth in clause (c) of Section 2.01 of this Supplemental Indenture.

(g)                       “Issuer” has the meaning set forth in the introduction to this Supplemental Indenture.

(h)                      “Maturity Date” has the meaning set forth in clause (c) of Section 2.01 of this Supplemental Indenture.

(i)                          “Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

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(j)                         “Regular Record Date” means the fifteenth calendar day, whether or not a Business Day, that precedes the relevant Interest Payment Date.

(k)                      “Trustee” has the meaning set forth in the introduction to this Supplemental Indenture.

ARTICLE 2

THE NOTES

Section 2.01.                          The following terms relating to the Notes are hereby established:

(a)                      The title of the Notes shall be “2.100% Notes due 2023”;

(b)                      The principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,250,000,000 (except as otherwise provided in the Indenture);

(c)                       The Notes shall be issued on January 13, 2020 (the “Issue Date”) and the principal on the Notes shall be payable on January 13, 2023 (the “Maturity Date”);

(d)                      Interest on the Notes shall be payable semi-annually at a rate of 2.100% per annum. Interest will be payable in arrears on January 13 and July 13 of each year, beginning on July 13, 2020 (each, an “Interest Payment Date”), and on the Maturity Date, to the person in whose name the Notes are registered at the close of business on the Regular Record Date. Interest on the Notes will be calculated as contemplated by Section 3.10 of the Base Indenture.  If any Interest Payment Date or Redemption Date, or the Maturity Date, as the case may be, would fall on a day that is not a Business Day, then the Interest Payment Date or Redemption Date, or the Maturity Date, as the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall accrue and be paid unless the Issuer fails to make payment on such next succeeding Business Day;

(e)                       No premium, upon redemption or otherwise, shall be payable by the Issuer on the Notes;

(f)                        Principal of, and any interest on, the Notes shall be paid to the Holder through the Trustee, having offices in New York, New York;

(g)                       The Notes shall not be redeemable except as provided in Section 11.08 of the Base Indenture. The Notes shall not be redeemable at the option of the Holders at any time;

(h)                      The Issuer shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i)                          The Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(j)                         The Notes shall be denominated in U.S. dollars;

(k)                      The payment of principal of, and interest on, the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to clause (j) above, shall be U.S. dollars;

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(l)                          The Notes will be subject to, and each Holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, agrees and consents that the Notes will be subject to, the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.  Each Holder of Notes (including each holder of a beneficial interest in the Notes) acknowledges, accepts, agrees to be bound by and consents to (i) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority and (ii) the variation, if necessary, of the terms of the Notes to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, pursuant to Article Twelve of the Base Indenture;

(m)                  The Notes will be issued in the form of one or more Global Securities in registered form, without coupons attached, and the initial Holder with respect to each such Global Security shall be Cede & Co., as nominee of DTC;

(n)                      Except in limited circumstances, the Notes will not be issued in definitive form; and

(o)                      The form of the Notes shall be evidenced by one or more Global Securities in registered form substantially in the form of Exhibit A to this Supplemental Indenture.

ARTICLE 3
MISCELLANEOUS

Section 3.01.                          Effect of this Supplemental Indenture; Ratification and Integral Part.  This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby expressly amended with respect to the Notes only, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.02.                          Responsibility for Recitals, Etc.  The recitals herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03.                          Priority.  This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Notes and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 3.04.                          Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, except that the authorization and execution of this Supplemental Indenture shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Issuer and the Trustee, as the case may be.

Section 3.05.                          Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental

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Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 3.06.                          Entire Agreement.  This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth herein.

Section 3.07.                          U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

SANTANDER UK PLC

By:	/s/ Rebecca Nind
Name: Rebecca Nind
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature page to Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

This Security is in global form within the meaning of the Senior Debt Securities Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (“DTC”), or a nominee of DTC, which may be treated by the Issuer, the Trustee and any agent thereof as owner and holder of this Security for all purposes.

Notwithstanding any other term of the Securities represented by this Global Security or the Senior Debt Securities Indenture (as defined herein) or any other agreements, arrangements or understandings between the Issuer and any Holder (including for these purposes each holder of a beneficial interest in the Securities), by its acquisition of the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by and consents to:  (a) the effect of the exercise of any UK Bail-in Power (as defined herein) by the Relevant UK Resolution Authority (as defined herein), whether or not imposed with prior notice, that may include and result in:  (i) the reduction of all, or a portion, of the Amounts Due (as defined herein); (ii) the conversion of all, or a portion, of the Amounts Due on the Securities into the Issuer’s or another Person’s shares, other securities or other obligations (and the issue to or conferral on the Holder of the Securities of such shares, other securities or other obligations) including by means of an amendment, modification or variation of the terms of the Securities; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity of the Securities or the amount of interest payable on the Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation, if necessary, of the terms of the Senior Debt Securities Indenture or the Securities to give effect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Securities in definitive form in the limited circumstances referred to in the Senior Debt Securities Indenture, this Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

Registered No. [ ]	Principal Amount: $[ ]
CUSIP: 80283L AY9 ISIN: US80283LAY92

SANTANDER UK PLC

2.100% Notes due 2023

Santander UK plc, a public limited company incorporated in England and Wales (hereinafter called the “Issuer,” which term shall include any successor entity under the Senior Debt Securities Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of [    ] DOLLARS ($[    ] [    ]) on January 13, 2023 (the “Maturity Date”) and to pay interest thereon from January 13, 2020, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on January 13 and July 13 in each year (each, an “Interest Payment Date”), and on the Maturity Date, commencing on July 13, 2020, at the rate of 2.100% per annum, until the entire principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Senior Debt Securities Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding the related Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Issuer, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Senior Debt Securities Indenture.

Payment of the principal of and interest on and any Additional Amounts in respect of this Global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this Global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a Global Security, payment of the principal of, interest on and Additional Amounts, if any, in respect of this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Senior Debt Securities Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Issuer payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (b) transfer to an account of the Person entitled thereto located inside the United States.

If an Interest Payment Date or Redemption Date, or the Maturity Date, as the case may be, would fall on a day that is not a Business Day, then the Interest Payment Date, Redemption Date or the Maturity Date, as the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall be paid unless the Issuer fails to make payment on such next succeeding Business Day.

All amounts of principal, and premium, if any, and interest, on the Securities will be paid by the Issuer without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which the Issuer is organized or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives.  For the purposes of this Security, the phrase “fiscal or other laws, regulations and directives” shall include any obligation of the Issuer to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).  If deduction or withholding of any such Taxes shall at any time be required by the Taxing Jurisdiction, the Issuer will pay such additional amounts of, or in respect of, the principal amount of, premium, if any, and interest, on the Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, which would have been payable in respect of the Securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such Tax which would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of this Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of this Security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, on this Security;

(ii) except in the case of a winding-up of the Issuer in the United Kingdom, this Security is presented (where presentation is required) for payment in the United Kingdom;

(iii) this Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30-day period;

(iv) the Holder or the beneficial owner of this Security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest on, this Security failed to comply with a request of the Issuer or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(v) any combination of subclauses (i) through (iv) above;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and interest on, the Securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.  For the avoidance of doubt, all payments in respect of the Securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and the Issuer shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the Securities on account of any such deduction or withholding required pursuant to FATCA.

Whenever in this Security there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest, on, or in respect of, the Securities such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

A “Business Day” is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Senior Debt Securities Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed this [   ] day of January 2020

SANTANDER UK PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Senior Debt Securities Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

2.100% Notes due 2023

This Security is one or all of a duly authorized issue of securities of the Issuer (herein called the “Securities”), initially limited in aggregate principal amount to $1,250,000,000 issued and to be issued in one or more series under an Indenture, dated as of September 29, 2016 between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Debt Securities Indenture (as defined below), as successor to Law Debenture Trust Company of New York pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of June 2, 2017 among the Issuer, the Trustee and Law Debenture Trust Company of New York), as supplemented and amended by the First Supplemental Indenture dated as of November 3, 2017 (as supplemented and amended, the “Original Securities Indenture”), as supplemented and amended by the Sixth Supplemental Indenture, dated as of January 13, 2020 (the “Sixth Supplemental Indenture” and, together with the Original Securities Indenture, the “Senior Debt Securities Indenture”) between the Issuer and the Trustee, to which Senior Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the “2.100% Notes due 2023.” All terms used in this Security that are defined in the Senior Debt Securities Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Debt Securities Indenture.

As provided in and subject to the provisions of the Senior Debt Securities Indenture, the Issuer will have the option to redeem the Securities in whole on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Issuer shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or, based upon a written legal opinion of independent United Kingdom counsel of recognized standing as set forth in the Senior Debt Securities Indenture, any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such Securities:

(a) in making payment under the Securities in respect of principal or premium, if any, or interest, if any, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b) any payment of Interest on an Interest Payment Date in respect of the Securities has been treated as a “distribution”, or the payment of interest on the next Interest Payment Date in respect of any of the Securities would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on an Interest Payment Date the Issuer was not entitled, or on the next Interest Payment Date the Issuer would not be entitled, to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer would be materially reduced).

In the event of a redemption as described in the paragraphs above, notice of such redemption to the Holders of the Securities of any series to be redeemed in whole but not in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of the Securities of such series at their last addresses as they shall appear upon the Register of the Issuer.

The Senior Debt Securities Indenture contains provisions for satisfaction and discharge of the Senior Debt Securities Indenture applicable to the Issuer upon compliance by the Issuer with certain conditions set forth in the Senior Debt Securities Indenture, which provisions apply to this Security.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Senior Debt Securities Indenture.

As provided in and subject to the provisions of the Senior Debt Securities Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Senior Debt Securities Indenture or for the appointment of an administrator, receiver or Trustee or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Security specifying such Event of Default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture; the Holders of not less than 25% in aggregate principal amount of such Security shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder; such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of such Security.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

The Senior Debt Securities Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Senior Debt Securities Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities affected by such amendment.  The Senior Debt Securities Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Issuer with certain provisions of the Senior Debt Securities Indenture and certain past defaults under the Senior Debt Securities Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Senior Debt Securities Indenture and no provision of this Security or of the Senior Debt Securities Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Issuer may, from time to time, without the consent of the Holders of the Securities, issue additional Securities of this series having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as this Security; provided however that such additional Securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or the original series was issued with no more than a de minimis amount of original issue discount and the additional Securities are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional Securities, together with this Security, will constitute a single series of Senior Debt Securities under the Senior Debt Securities Indenture.

As provided in the Senior Debt Securities Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place of payment where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations containing identical terms and provisions, of a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof.  As provided in the Senior Debt Securities Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Senior Debt Securities Indenture, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations of the Issuer under the Senior Debt Securities Indenture and this Security and all documents delivered in the name of the Issuer in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Issuer or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Issuer for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Issuer or any of them or any of their personal assets for such satisfaction.  The performance of the obligations of the Issuer under the Senior Debt Securities Indenture and this Security and all documents delivered in the name of the Issuer in connection therewith shall not be deemed a waiver of any rights or powers of the Issuer or its directors or shareholders under the Issuer’s Memorandum and Articles of Association.

Notwithstanding any other term of the Securities or the Senior Debt Securities Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder of the Securities (including for these purposes each holder of a beneficial interest in the Securities), by its acquisition of the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by and consents to:

(a) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, whether or not imposed with prior notice, that may include and result in:  (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the Securities into the Issuer’s or another Person’s shares, other securities or other obligations (and the issue to or conferral on the Holder of the Securities of such shares, other securities or other obligations) including by means of an amendment, modification or variation of the terms of the Securities; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the maturity of the Securities or the amount of interest payable on the Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation, if necessary, of the terms of the Senior Debt Securities Indenture or the Securities to give effect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

No Amounts Due on the Securities will become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Notwithstanding any other provision of the Senior Debt Securities Indenture or the Securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another Person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Issuer, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities will be an Event of Default.

By its acquisition of the Securities, each Holder of the Securities (which for these purposes includes each holder of a beneficial interest in the Securities):

(i) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities;

(ii) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and

(iii) acknowledges and agrees that, upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority:

(A) the Trustee shall not be required to take any further directions from the Holders of the Securities with respect to any portion of the Securities that are written-down, converted to equity and/or cancelled under Section 5.12 of the Senior Debt Securities Indenture, and

(B) the Senior Debt Securities Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Notwithstanding clauses (i) - (iii) above, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Securities remain Outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Senior Debt Securities Indenture shall remain applicable with respect to such Securities following such completion to the extent the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Senior Debt Securities Indenture; provided, however, that, notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, so long as the Securities remain Outstanding, there will at all times be a Trustee for the Securities in accordance with, Section 6.09 of the Senior Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by Sections 6.10 and 6.11 of the Senior Debt Securities Indenture, respectively, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities remain Outstanding following the completion of the exercise of the Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities, the Issuer will provide a written notice to DTC as soon as practicable regarding such exercise of the UK Bail-in Power for the purposes of notifying the Holders of such occurrence. The Issuer will also deliver a copy of such notice to the Trustee for information purposes. Each Holder of the Securities (including for these purposes each holder of a beneficial interest in the Securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of the UK Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder, the Trustee or the Paying Agent.

“UK Bail-in Power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time (“BRRD”), including but not limited to the UK Banking Act 2009, as the same may be amended from time to time including by the Financial Services (Banking Reform) Act 2013 and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities or other obligations of such Regulated Entity or any other Person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a Regulated Entity may be deemed to have been exercised.

“Regulated Entity” means any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant UK Resolution Authority” means the Bank of England or any other authority with the ability to exercise a UK Bail-in Power.

“Amounts Due” means the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the Relevant UK Resolution Authority.

The Senior Debt Securities Indenture and the Securities, including this Security, shall be governed by and construed in accordance with the law of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Security of the company and                             hereby does irrevocably constitute and appoint

attorney to transfer said Security on the books of the within-named company with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).